CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 of Rubincon Ventures Inc. of our report dated March 20, 2005, with respect to the financial statements of Rubincon Ventures Inc. as of January 31, 2005 and for each of the two years ended January 31, 2005 and to the reference to us under the heading “Experts” in the prospectus, which is part of such amended Registration Statement.

/s/ Madsen & Associates, CPA’s Inc.

Murray, Utah

October 24, 2006